Exhibit 10.42

CREDIT LYONNAIS CAYMAN ISLAND BRANCH 1301 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10019	J. P. MORGAN CHASE BANK 270 PARK AVENUE NEW YORK, NEW YORK 10017

March 29, 2002

U.S.I. Holdings Corporation
50 California Street
24th Floor
San Francisco, CA 94111

Attention:	Mr. David L. Eslick
Chairman and Chief Executive Officer

FEE LETTER

Re:    Fifth Amendment to Credit Agreement

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, dated as of September 17, 1999, among U.S.I. Holdings Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Credit Lyonnais Cayman Island Branch (“Credit Lyonnais”), as Administrative Agent and JPMorgan Chase Bank. as successor to The Chase Manhattan Bank (“JPMorgan”), as Syndication Agent (as amended, modified or supplemented through the date hereof, the “Credit Agreement”) and (ii) the Fifth Amendment to the Credit Agreement, dated as of December 31, 2001, among the Borrower, the Lenders, the Administrative Agent and the Syndication Agent (the “Fifth Amendment”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

By your signature below, you agree to pay the following non-refundable fees:

Amendment fee:
An amendment fee, to be earned by and payable to each Lender which approves the Fifth Amendment (other than Credit Lyonnais and JPMorgan), equal to 0.25% of the sum of the total outstanding Term Loans and the Revolving Credit Commitment of each such Lender, in each case, as of the effective date of the Fifth Amendment (the “Fifth Amendment Effective Date”), which amendment fee shall be payable on the Fifth Amendment Effective Date.

Arrangement Fee:
An arrangement fee in an amount equal to $600,000 less any amounts paid to the Lenders pursuant to the caption “Amendment Fee” above, which arrangement fee shall be earned by and payable to Credit Lyonnais and JPMorgan on the Fifth Amendment Effective Date.

Advisory Fee:	An advisory fee in an amount equal to 1.00% of the sum of the total outstanding Term Loans and the Revolving Credit Commitment, in each case, as of December 31, 2002,

which advisory fee shall be earned by and payable to Credit Lyonnais and JPMorgan on December 31, 2002, if the Consolidated Total Debt Ratio is greater than 2.0x on such date.

The arrangement fee and the advisory fee referred to above shall be paid 50% to Credit Lyonnais and 50% to JPMorgan.

This Fee Letter may not be amended or waived except by an instrument in writing signed by Credit Lyonnais, JPMorgan and you. This Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

This Fee Letter is delivered to you on the understanding that neither this Fee Letter nor any of its terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof).

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If you are in agreement with the foregoing, please sign and return the enclosed counterpart of this letter.

Very truly yours,

CREDIT LYONNAIS CAYMAN ISLAND BRANCH

By:	/S/ W. MICHAEL GEORGE
Name: W. Michael George Title: Authroized Signature

JPMORGAN CHASE BANK

By:	/s/ Elisabeth Schwabe
Name: Elisabeth Schwabe Title: Managing Director

AGREED AND ACCEPTED:

U.S.I. HOLDINGS CORPORATION

By:	/s/ David L. Eslick
Name: David L. Eslick Title: Chairman & CEO